Exhibit 15
The Board of Directors and Shareholders of The Allstate Corporation
3100 Sanders Road
Northbrook, IL 60062

We are aware that our report dated August 5, 2026, on our review of the interim financial information of The Allstate Corporation and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, is incorporated by reference in the following Registration Statements:

Form S-3 Registration Statement Nos.	Form S-8 Registration Statement Nos.
333-279003	333-04919
333-40283
333-134243
333-175526
333-188821
333-200390
333-218343
333-228490
333-228491
333-228492
333-231753
333-291756
333-291757

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
August 5, 2026